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                                                                 EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Olympic Financial Ltd. pertaining to the Olympic Financial Ltd. 401(k) Profit Sharing Plan (the "Plan"), of our reports (a) dated January 19, 1996, with respect to the consolidated financial statements, as amended, of Olympic Financial Ltd. included in its Annual Report (Form 10-K/A-2) and (b) dated May 31, 1996, with respect to the financial statements of the Plan included in its Annual Report (Form 11-K) both for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
July 22, 1996